UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2007

PetroHunter Energy Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 Lawrence Street, Suite 1400, Denver, CO          80202
                (Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (303) 572-8900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

The registrant’s wholly-owned subsidiary, PetroHunter Heavy Oil Ltd., entered into a Purchase and Sale Agreement with Pearl Exploration and Production Ltd. for the sale of the registrant’s heavy oil assets as described in Item 2.01 below.  This summary description of the Purchase and Sale Agreement in Item 2.01 below does not purport to be complete and is qualified in its entirety by reference to the document that is filed as an exhibit hereto.

Item 2.01             Completion of Acquisition or Disposition of Assets

On November 6, 2007, PetroHunter Energy Corporation, through its wholly-owned subsidiary, PetroHunter Heavy Oil Ltd., completed the sale of its heavy oil assets located in Montana and Utah to Pearl Exploration and Production Ltd. (“Pearl”), a company whose stock is traded on the TSX Venture Exchange.  The assets sold include working interests in oil and gas leases covering heavy oil development projects referred to as Fiddler Creek, Promised Land, West Rozel and Gunnison Wedge.  The sale is deemed effective October 1, 2007.

The purchase price is a maximum of $30 million, payable as follows: (a) $7.5 million in cash at closing; (b) the issuance of the number of common shares of Pearl equivalent of up to $10 million (based on the volume weighted average closing price of such common shares for the twenty trading days immediately preceding the closing or such other higher price as is dictated by the regulations of the TSX Venture Exchange), excluding value attributable to leases on which title is being reviewed after closing, and value attributable to 4,836 acres, which are excluded from the closing; and (c) a performance payment of $12.5 million in cash (which might be adjusted for title and other issues) at such time as either:  (i) production from the assets reaches 5,000 barrels per day; or (ii) proven reserves from the assets is greater than 50 million barrels of oil as certified by a third party reserve auditor acceptable to Pearl.  In the event that these targets have not been achieved by October 1, 2011, this performance payment obligation shall expire.

Item 8.01	Other Events

Pursuant to General Instruction F., the registrant incorporates by reference the information contained in the document filed as Exhibit 99.1 to this Form 8-K.

Item 9.01             Financial Statements and Exhibits

Regulation S-K Number	Document

10.1	Purchase and Sale Agreement between PetroHunter Heavy Oil Ltd. and Pearl Exploration and Production Ltd. Effective October 1, 2007

99.1	Press release dated November 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION

November 6, 2007	By:	/s/ David E. Brody
David E. Brody
Vice President and General Counsel

EXHIBIT INDEX

Regulation S-K Number	Document

10.1	Purchase and Sale Agreement between PetroHunter Heavy Oil Ltd. and Pearl Exploration and Production Ltd. Effective October 1, 2007

99.1	Press release dated November 6, 2007